UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 15, 2018

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Dolphin Entertainment, Inc.

(Exact Name of Registrant as Specified in its Charter)

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Florida	001-38331	86-0787790
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine

Coral Gables, FL 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 774-0407

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 15, 2018, 42West, LLC (“42West”), a Delaware limited liability company and wholly owned subsidiary of Dolphin Entertainment, Inc., a Florida corporation (the “Company”), entered into a Business Loan Agreement (the “Loan Agreement”), a Promissory Note (the “Note” and, together with the Loan Agreement, the “Credit Facility”), and a Commercial Security Agreement (the “Security Agreement”), with BankUnited, N.A. (the “Bank”). The Credit Facility provides 42West with a $2,300,000 revolving line of credit that matures on March 15, 2020.  Borrowings under the Credit Facility are subject to a variable interest rate equal to the Bank’s prime rate plus 25 basis points and will be used by 42West for working capital and other general corporate purposes.

The Credit Facility contains customary events of default, including (i) the failure by 42West to make timely payments of principal or interest due under the Credit Facility, (ii) misrepresentations made by 42West in any representation or warranty made under the Credit Facility, (iii) the failure by 42West to comply with the terms, obligations, covenants or conditions under the Credit Facility, (iv) the dissolution of 42West or the commencement of insolvency or bankruptcy proceedings against 42West, (v) the failure to create valid and perfected security interests or liens under the Credit Facility or (vi) the occurrence of a material adverse change in 42West’s financial condition. Upon the occurrence of an event of default, the Bank may accelerate the maturity of the loan and declare the unpaid principal balance and accrued but unpaid interest immediately due and payable. In the event of 42West’s insolvency, such outstanding amounts will automatically become due and payable. 42West may prepay any amounts outstanding under the Credit Facility without penalty. The Credit Facility also contains customary representations and warranties.

The Loan Agreement contains customary affirmative covenants, including covenants regarding maintenance of a maximum debt to total net worth ratio of at least 4.0:1.0 and a minimum debt service coverage of 1.40x based on fiscal year-end audit to be calculated as provided in the Loan Agreement.  Further, the Loan Agreement contains customary negative covenants, including those that, subject to certain exceptions, restrict the ability of 42West to incur additional indebtedness, grant liens, make loans, investments or certain acquisitions, or enter into certain types of agreements.

Pursuant to the Security Agreement, 42West has granted the Bank a security interest in its current and future inventory, chattel paper, accounts, equipment and general intangibles to secure its obligations under the Credit Facility. All of 42West’s indebtedness to the Company and any related security interests are subordinated to 42West’s indebtedness to the Bank and the security interest granted under the Security Agreement.

The foregoing description of the Loan Agreement, the Note and the Security Agreement is a summary and is qualified in its entirety by reference to the full text of the Loan Agreement, the Note and the Security Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN ENTERTAINMENT, INC.

By:	/s/ Mirta A. Negrini
Name:	Mirta A. Negrini
Title:	Chief Financial and Operating Officer

Date: March 21, 2018